UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 14, 2014

HIGHPOWER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 755-89686238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 14, 2014, Highpower International, Inc., a Delaware corporation (“Highpower” or the “Company”) and certain institutional investors entered into a Securities Purchase Agreement, pursuant to which Highpower agreed to sell 1,000,000 shares of common stock and warrants exercisable for 500,000 shares of common stock in a registered direct offering at a price of $5.05 per fixed combination for aggregate proceeds of $5.05 million (the “Offering”). The shares and warrants will be sold in multiples of a fixed combination consisting of (i) one share of common stock and (ii) one immediately exercisable warrant to purchase 0.50 shares of common stock.  The Offering is expected to close on or about April 17, 2014, subject to the satisfaction of customary closing conditions.

Highpower estimates that the net proceeds from the Offering, excluding proceeds, if any, from the exercise of the warrants issued in the Offering, will be approximately $4.6 million, after deducting fees due the placement agent and estimated offering expenses of $125,000.

Pursuant to the terms of the Securities Purchase Agreement, until the 12 month anniversary of the closing date of the Offering, upon any issuance by Highpower of common stock or securities convertible into or exercisable or exchangeable for, common stock for cash consideration, debt or a combination of units, each investor will have the right to participate in up to an amount of such financing aggregating up to 50% of the financing for all investors. The securities purchase agreement also contains customary representations, warranties and indemnification by the Company.

The warrants will have an initial exercise price of $6.33 per share and will be immediately exercisable until April 17, 2017. The exercise price of the warrants, and in some cases the number of shares issuable upon exercise of the warrants, will be subject to appropriate adjustment in relation to certain events, such as stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting Highpower’s common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to its stockholders. In addition, if Highpower issues shares in the future at a price below $6.33 per share, the exercise price of the warrants will be reduced to such lower price. No adjustment will be made to the number of shares purchasable in such event.

The number of warrant shares that may be acquired by any holder upon any exercise of the warrants will be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act does not exceed either 4.99% or 9.99%, depending on the holder’s initial election, of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise). The holder may elect to increase or decrease this beneficial ownership limitation to any other percentage, but not in excess of 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), provided that any such increase or decrease will not be effective until 61 days after such written notice is delivered. If, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance to the holder of the shares of common stock underlying the warrant, the holder may exercise, in whole or in part, the warrant on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

If Highpower sells or grants any common stock equivalents or rights to purchase stock, warrants or securities or other property to its stockholders on a pro rata basis, it will provide the holders of the warrants with the right to acquire, upon the same terms, the securities subject to such purchase rights as though the warrants had been exercised immediately prior to the declaration of such rights; provided that to the extent that the holder’s right to participate in such purchase rights would result in the holder exceeding the beneficial ownership limitation described above, then the holder will not be entitled to participate in the purchase right to such extent and such purchase right, to such extent, will be held in abeyance for the holder until its right to such purchase right would not result in the holder exceeding the beneficial ownership limitations.

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If Highpower consummates a merger or consolidation with or into another person or other reorganization event in which its common stock is converted or exchanged for securities, cash or property, or Highpower sells, leases, licenses or otherwise disposes of all or substantially all of its assets, or Highpower or another person acquire 50% or more of its outstanding common stock, each, a “Fundamental Transaction,” then following such event, the holders of the warrants would be entitled to receive, upon exercise of the warrants, the same kind and amount of securities, cash or property that the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction. Any successor to Highpower or surviving entity must assume the obligations under the warrants.

On April 13, 2014, Highpower entered into an engagement letter (the “Engagement Letter”) with Ardour Capital Investments, LLC (“Ardour”), pursuant to which Ardour agreed to serve as placement agent for an offering of Highpower’s securities. Highpower has agreed to pay Ardour an aggregate fee equal to 6% of the gross proceeds received in the Offering and warrants to purchase 40,000 shares of common stock. The warrants will have the same terms as the warrants issued to the purchasers in the Offering, except for the price-based anti-dilution provision, and such warrants will not be transferable for six months from the date of issue as permitted by FINRA Rule 5110. Pursuant to the Engagement Letter, Highpower also agreed to reimburse Ardour for reasonable non-accountable expenses equal to $15,0000. The Engagement Letter contains customary representations, warranties, and indemnification by the Company.

The shares of common stock, warrants to purchase common stock and shares of common stock issuable upon exercise of the investor warrants will be issued pursuant to a prospectus supplement, which has been filed with the Securities and Exchange Commission in connection with a takedown from Highpower’s shelf registration statement on Form S-3 (File No. 333-192168), which became effective on December 23, 2013. A copy of the opinion of Manatt, Phelps & Phillips, LLP relating to the legality of the issuance of the shares of common stock and the warrants is attached hereto as Exhibit 5.1.

The description of terms and conditions of the Engagement Letter, the form of warrant and the form of securities purchase agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Engagement Letter, the form of warrant and the form of securities purchase agreement, which are attached hereto as Exhibits 1.1, 4.1 and 10.1, respectively, and incorporated herein by reference.

The Engagement Letter and the Securities Purchase Agreement contain representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Engagement Letter and the securities purchase agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in Highpower’s filings with the Securities and Exchange Commission.

On April 14, 2014, the Company issued a press release announcing the Offering. A copy of the press is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected closing of the sale and purchase of the Company’s securities described herein and the Company’s receipt of net proceeds therefrom. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Securities Purchase Agreement and the investors’ fulfillment of their obligations to purchase the securities. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s other reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this report. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this report, whether as a result of new information, future events or otherwise.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Engagement Letter, dated as of April 13, 2014, by and between Highpower International, Inc. and Ardour Capital Investments, LLC.

4.1	Form of Warrant.

5.1	Opinion of Manatt, Phelps & Phillips, LLP

10.1	Form of Securities Purchase Agreement, dated as of April 14, 2014, by and between Highpower International, Inc. and the investors in the offering.

23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)

99.1	Press Release of the Company dated April 14, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highpower International, Inc.

Dated: April 16, 2014	/s/ Henry Sun
	By:	Henry Sun
	Its:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Engagement Letter, dated as of April 13, 2014, by and between Highpower International, Inc. and Ardour Capital Investments, LLC.

4.1	Form of Warrant.

5.1	Opinion of Manatt, Phelps & Phillips, LLP

10.1	Form of Securities Purchase Agreement, dated as of April 14, 2014, by and between Highpower International, Inc. and the investors in the offering.

23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)

99.1	Press Release of the Company dated April 14, 2014

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